Exhibit 99.1

EVERI COMPLETES REPRICING OF

$820 MILLION TERM LOAN FACILITY

Las Vegas, NV – May 17, 2018 – Everi Holdings Inc. (NYSE:EVRI) (“Everi” or the “Company”), a leading supplier of technology solutions for the casino gaming industry, announced today that it has successfully completed the repricing of its $820.0 million Senior Secured Term Loan (the “Term Loan”).

Under the amended Term Loan, the interest rate has been reduced by 50 basis points to LIBOR + 3.00% from LIBOR + 3.50% and includes six months of 101 soft call protection.  The LIBOR floor remains unchanged at 1.00%. Based on the interest rates currently in effect and a Term Loan balance outstanding of $813.9 million, the repricing is expected to generate cash interest savings of approximately $4.1 million on an annualized basis.  These expected cash interest savings are in addition to the cash interest savings achieved as a result of the Company’s November 2017 repricing of its First Lien Term Loan and the refinancing of its Unsecured Notes in December 2017. The maturity date for the Term Loan remains May 9, 2024, and no changes were made to the financial covenants or other debt repayment terms.

“This repricing of our Term Loan reflects the tremendous progress we continue to achieve with strengthening our operating results,” said Randy Taylor, Executive Vice President and Chief Financial Officer of Everi. “This repricing provides another important improvement to our capital structure following similar activities last year, since through these actions we have lowered the weighted average interest rate on our outstanding debt obligations by approximately 200 basis points.  Our lower annual cash interest costs are helping to improve our ability to generate additional free cash flow in future periods, which provides opportunities for incremental deleveraging and the creation of new value for our shareholders.”

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “goal,” “target,” “future,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “project,” “may,” “should,” or “will” and similar expressions to identify forward-looking statements.

The forward-looking statements in this press release are subject to additional risks and uncertainties, including those set forth under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission (the “SEC”), including, without limitation, our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on March 16, 2018 and subsequent periodic reports, and are based on information available to us on the date hereof.

These cautionary statements qualify our forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement contained herein speaks only as of the date on which it is made, and we do not intend, and assume no obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Everi

Everi is a leading supplier of technology solutions for the casino gaming industry. The Company provides casino operators with a diverse portfolio of products including innovative gaming machines that power the casino floor, and casino operational and management systems that include comprehensive, end-to-end payments solutions, critical intelligence offerings, and gaming operations efficiency technology. Everi’s mission is to be a transformative force for casino operations by facilitating memorable player experiences, delivering reliable protection and security, and striving for customer satisfaction and operational excellence.

Contacts

Investor Relations

Richard Land, James Leahy

JCIR

212-835-8500 or evri@jcir.com